Exhibit 4.3

2525 Ridgmar Blvd., Suite 237

Fort Worth, Texas 76116

January 31, 2010

UROLOGY ASSOCIATES OF NORTH TEXAS, L.L.P.

UANT VENTURES, L.L.P.

Attention: John M. House, M.D.

612 East Lamar Blvd., Suite 700

Arlington, Texas 76011

Re:        Second Amendment to Loan Agreement

Ladies and Gentlemen:

This letter (this “Amendment”) amends the Loan Agreement dated November 7, 2008, among UROLOGY ASSOCIATES OF NORTH TEXAS, L.L.P. (“UANT”), a Texas registered limited liability partnership, and UANT VENTURES, L.L.P. (“UANT VENTURES”), a Texas registered limited liability partnership (collectively “Borrowers”); the Guarantors listed on Schedule 1 attached (collectively “Guarantors”); and COMPASS BANK (“Lender”), an Alabama state banking association, as amended by the First Amendment dated March 31, 2009 (the “Loan Agreement”). Capitalized terms below have the meanings assigned in the Loan Agreement.

1. Advance Loan. Subsection (a) of Section 1 of the Loan Agreement is amended to read as follows:

“(a) Subject to the terms and conditions set forth in the Loan Agreement and the other agreements, instruments, and documents executed and delivered in connection with the Loan Agreement (collectively the “Loan Documents”), Lender agrees to make an advance loan in the aggregate amount of $1,000,000.00 to UANT (the “Third Advance Loan”) on the terms set forth in the Advance Promissory Note attached as Exhibit H to this Amendment (the “Third Advance Note”). Subject to the terms and conditions of the Loan Agreement, UANT may request multiple advances on the Third Advance Loan from time to time during the period commencing on the date of this Amendment and continuing through 11:00 a.m. (Arlington, Texas time) on January 31, 2011 (the “Termination Date”), in an aggregate amount not to exceed $1,000,000.00, solely for the purpose of financing capital expenditures. The Third Advance Loan is not a

UROLOGY ASSOCIATES OF NORTH TEXAS, L.L.P., et al

January 31, 2010

revolving line of credit, and UANT may not borrow, repay, and reborrow on a revolving basis under the Third Advance Loan. All sums advanced under the Third Advance Loan, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Termination Date.”

2. Fourth Term Loan. Subsection (i) of Section 1 of the Loan Agreement is amended to read as follows:

“(i) Subject to the terms and conditions set forth in the Loan Agreement and the Loan Documents, Lender agrees to make a term loan to UANT in the amount of the lesser of (i) $700,000.00, or (ii) the aggregate amount of the outstanding indebtedness under the Revolving Loan (the “Fourth Term Loan”) on the terms set forth in the Term Promissory Note attached as Exhibit I (the “Fourth Term Note”). UANT may request a single advance on the Fourth Term Loan for the purpose of refinancing the outstanding principal balance of the Revolving Loan.”

3. Loans and Notes. Section 1 of the Loan Agreement is amended to add a new Subsection (j) that reads as follows:

“(j) The First Term Loan, the Second Term Loan, the Third Term Loan, the Fourth Term Loan, the First Advance Loan, the Second Advance Loan, the Third Advance Loan, all other loans now or hereafter made by Lender to Borrowers, or either of them, and any renewals or extensions of or substitutions for those loans, will be referred to collectively as the “Loans.” The First Term Note, the Second Term Note, the Third Term Note, the Fourth Term Note, the First Advance Note, the Second Advance Note, the Third Advance Note, all other promissory notes now or hereafter payable by Borrowers, or either of them, to Lender, and any renewals or extensions of or substitutions for those notes, will be referred to collectively as the “Notes.” “

UROLOGY ASSOCIATES OF NORTH TEXAS, L.L.P., et al

January 31, 2010

4. Guarantors. The first two sentences of Subsection (b) of Section 2 of the Loan Agreement are amended to read as follows:

“Payment of the Notes owed by each of the Borrowers will be guaranteed by the other Borrower pursuant to Unlimited Guaranties dated November 7, 2008, executed by Borrowers, respectively, in favor of Lender; and payment of the Notes will also be contingently guaranteed by each of the Guarantors pursuant to Contingent Guaranties dated November 7, 2008, and March 31, 2009, executed by each of the Guarantors in favor of Lender. The Guaranties now or hereafter signed by Borrowers and Guarantors, and all replacements for those Guaranties, as amended, shall be collectively called the “Guaranties.” ”

5. Accounting Principles. The definition of “Accounting Principles” in Section 4(a)(1) of the Loan Agreement is amended to mean generally accepted accounting principles in effect on the date such statement was prepared, consistently applied.

6. Financial Covenants. (a) The First Fixed Charge Coverage Ratio set forth in Subsection (a) of Section 7 of the Loan Agreement is hereby amended to read as follows:

“(a) Maintain at the end of each fiscal quarter, commencing with fiscal quarter ending June 30, 2010, a First Fixed Charge Coverage Ratio greater than or equal to 1.3 to 1.0. “First Fixed Charge Coverage Ratio” is defined as the ratio of (i) the sum of Borrowers’ consolidated net income for the prior four quarters on a rolling basis, except as set forth below, plus interest expense on the Loans for the same period, plus depreciation, amortization, and other non-cash charges for the same period, plus rent and lease expense for the same period, minus non-financed capital expenditures for the same period, divided by (ii) the sum of current maturities of long term debt for the same period, plus interest expense on the Loans for the same period, plus rent or lease expense for the same period; provided, however, that the period for calculation of this financial covenant shall be modified as follows: (I) the calculation for the fiscal quarter ending June 30, 2010, shall be second quarter 2010 only, (II) the calculation for the fiscal quarter ending September 30, 2010, shall be second and third quarters 2010 only, (III) the calculation for the fiscal quarter ending December 31, 2010, shall be second, third, and fourth quarters 2010 only, and (IV) the calculation for each fiscal quarter thereafter shall be the prior four quarters on a rolling basis.”

(b) The Second Fixed Charge Coverage Ratio set forth in Subsection (b) of Section 7 of the Loan Agreement is hereby amended to read as follows:

“(b) Maintain at the end of each fiscal quarter, commencing with fiscal quarter ending June 30, 2010, a Second Fixed Charge Coverage Ratio greater than or equal to 1.0 to 1.0. “Second Fixed Charge Coverage Ratio” is defined as the ratio of (i)

UROLOGY ASSOCIATES OF NORTH TEXAS, L.L.P., et al

January 31, 2010

the sum of Borrowers’ net income for the prior four quarters on a rolling basis, except as set forth below, plus interest expense on the Loans for the same period, plus depreciation, amortization, and other non-cash charges for the same period, plus rent and lease expense for the same period, minus non-financed capital expenditures for the same period, minus the aggregate amount of all draws and distributions to Guarantors and Borrowers’ partners for the same period which are deemed to be made in the period for which they are calculated, even if paid in a subsequent period, plus $250,000.00, divided by (ii) the sum of current maturities of long term debt for the same period, plus interest expense on the Loans for the same period, plus rent or lease expense for the same period; provided, however, that the period for calculation of this financial covenant shall be modified as follows: (I) the calculation for the fiscal quarter ending June 30, 2010, shall be second quarter 2010 only, (II) the calculation for the fiscal quarter ending September 30, 2010, shall be second and third quarters 2010 only, (III) the calculation for the fiscal quarter ending December 31, 2010, shall be second, third, and fourth quarters 2010 only, and (IV) the calculation for each fiscal quarter thereafter shall be the prior four quarters on a rolling basis.”

(c) The Tangible Net Worth covenant set forth in Subsection (c) of Section 7 of the Loan Agreement was amended to read as follows:

“(c) Borrowers on a combined basis shall maintain a Tangible Net Worth of not less than $5,000,000.00, as of the end of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2010, provided, however, that so long as the Tangible Net Worth never drops below $4,500,000.00, Borrowers shall have thirty (30) days to cure a breach of this financial covenant as of any quarter end before Lender can declare an Event of Default due to this breach. “Tangible Net Worth” is defined as equity, minus goodwill, minus intangible assets, minus the aggregate amount of all loans and advances by Borrowers to Guarantors and Borrowers’ other partners or employees.”

7. Notice. Section 13 of the Loan Agreement is amended to change the address for notice to Lender to the following:

Lender:            COMPASS BANK

    Attn: Lisa Gunter, Senior Vice President

    2525 Ridgmar Blvd., Suite 237

    Fort Worth, Texas 76116

    Fax Number (817) 696-4519

With a copy

UROLOGY ASSOCIATES OF NORTH TEXAS, L.L.P., et al

January 31, 2010

to counsel

for Lender:      Paul D. Bradford

 HARRIS, FINLEY & BOGLE, P.C.

 777 Main Street, Suite 3600

 Fort Worth, Texas 76102-5341

 Fax Number (817) 332-6121

8. Waivers. Borrowers acknowledge that the breach of the following provisions of the Loan Agreement: (i) Borrowers have breached the limitation on loans, advances, and distributions set forth in Subsection (k) of Section 6 of the Loan Agreement for the period ended December 31, 2008; (ii) Borrowers have breached the Second Fixed Charge Coverage Ratio set forth in Subsection (b) of Section 7 of the Loan Agreement for the period ended December 31, 2008; (iii) UANT has breached the Tangible Net Worth covenant set forth in Subsection (c) of Section 7 of the Loan Agreement for the periods ended December 31, 2008, March 31, 2009, June 30, 2009, September 30, 2009, and December 31, 2009; (iv) UANT has failed to provide the annual audited financial statements required by Subsection (a) of Section 8 of the Loan Agreement for the period ended December 31, 2008; and Borrowers have requested that Lender waive these defaults and extend the deadline for the 2008 audited financial statements until February 28, 2010. Lender hereby waives the defaults of Borrowers set forth above through the periods ended December 31, 2009, only; and Lender hereby extends the deadline for the 2008 audited financial statements until February 28, 2010. This is a limited waiver only, and Lender reserves the right to require strict compliance with all covenants under the Loan Agreement, including the covenants violated as set forth above, in the future. This waiver does not modify, supplement, or alter any of the terms of the Loan Agreement or any other Loan Document. Further, this waiver shall not be construed as a commitment by Lender to waive any future violation of the same or any other term or condition of the Loan Agreement or any of the Loan Documents.

UROLOGY ASSOCIATES OF NORTH TEXAS, L.L.P., et al

January 31, 2010

9. Conditions Precedent. The obligation of Lender to enter into this Amendment is subject to Borrowers’ satisfaction, in Lender’s sole discretion, of the following conditions precedent:

(a) Borrowers shall be in material compliance with the conditions set forth in Subsection (a) of Section 4 of the Loan Agreement as of the date of this Amendment, and all representations and warranties set forth in Section 5 of the Loan Agreement must be true as of the date of this Amendment.

(b) the negotiation, execution, and delivery of Loan Documents in Proper Form, including, but not limited to, the following:

(i)	this Amendment;

(ii)	the Third Advance Note;

(iii)	the Fourth Term Note; and

(iv)	Borrowing Resolutions.

(c) there shall not have occurred a material adverse change in the business, assets, liabilities (actual and contingent), operations, or financial condition of Borrowers or in the facts and information regarding such entities as represented to date.

10. Confirmations. (a) As security for the Notes, Borrowers previously executed the Security Documents. Borrowers ratify and confirm the Security Documents, acknowledge that they are valid, subsisting, and binding, and agree that the Security Documents secure payment of the Notes and the Loans.

(b) Borrowers hereby represent to Lender that all representations and warranties set forth in Section 5 of the Loan Agreement are true and correct as of the date of execution of this Amendment; and that Borrowers are in compliance as of the date of execution of this Amendment with all covenants set forth in Section 6 of the Loan Agreement, all financial covenants set forth in Section 7 of the Loan Agreement, and all reporting requirements set forth in Section 8 of the Loan Agreement.

11. Validity and Defaults. The Loan Agreement, as amended, remains in full force and effect. Borrowers acknowledge that the Loan Agreement, the Notes, the Security Documents, the Guaranties, and the other Loan Documents are valid, subsisting, and binding upon Borrowers and Guarantors; no uncured breaches or defaults exist under the Loan Agreement, as amended; and no event has occurred or circumstance exists which, with the passing of time or giving of notice, will constitute a default or breach under the Loan Agreement, as amended. Borrowers and Guarantors ratify the Loan Agreement, as amended.

UROLOGY ASSOCIATES OF NORTH TEXAS, L.L.P., et al

January 31, 2010

12. Fax Provision. This Amendment and the related Loan Documents may be executed in counterparts, and Lender is authorized to attach the signature pages from the counterparts to copies for Lender and Borrowers and filing counterparts. At Lender’s option, this Amendment and the related Loan Documents may also be executed by Borrowers and Guarantors in remote locations with signature pages faxed to Lender. Borrowers agree that the faxed signatures are binding upon Borrowers and Guarantors, and Borrowers further agree to promptly deliver the original signatures for this Amendment and the related Loan Documents by overnight mail or expedited delivery. It will be an Event of Default if Borrowers or Guarantors fail to promptly deliver all required original signatures.

13. Captions. Captions are for convenience only and should not be used in interpreting this Amendment.

14. Final Agreement. (a) In connection with the Loans, Borrowers and Lender have executed and delivered this Amendment, the Loan Agreement, and the Loan Documents (collectively the “Written Loan Agreement”).

(b) It is the intention of Borrowers and Lender that this paragraph be incorporated by reference into each of the Loan Documents. Borrowers and Lender each warrant and represent that their entire agreement with respect to the Loans is contained within the Written Loan Agreement, and that no agreements or promises have been made by, or exist by or among, Borrowers and Lender that are not reflected in the Written Loan Agreement.

UROLOGY ASSOCIATES OF NORTH TEXAS, L.L.P., et al

January 31, 2010

(c) THE LOAN AGREEMENT, AS AMENDED, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

If the foregoing correctly sets forth your understanding of our agreement, please sign and return one copy of this letter.

Yours very truly,

COMPASS BANK

By:
Lisa Gunter,
Senior Vice President

Accepted and agreed to
this day of March, 2010:

BORROWERS:

UROLOGY ASSOCIATES OF NORTH TEXAS, L.L.P.

By:
John M. House, M.D.,
Authorized Partner

UANT Ventures, L.L.P.

By:
John M. House, M.D.,
Authorized Partner

UROLOGY ASSOCIATES OF NORTH TEXAS, L.L.P., et al

January 31, 2010

Exhibits and Schedules

Exhibit H - Advance Note

Exhibit I - Fourth Term Note

Schedule 1 - Guarantors

Schedule 1 to

Second Amendment to Loan Agreement

Guarantors and Limits

GUARANTORS:

	Ownership	Liability Amount*
Aaron M. Amos MD	2.38%	$238,095.24
Ali R. Shirvani MD	2.38%	$238,095.24
Andrew Craig Sambell MD	2.06%	$206,350.00
Barney T. Maddox MD	2.38%	$238,095.24
Christopher M. Pace MD	2.38%	$238,095.24
David L. Shepherd MD	2.38%	$238,095.24
David Steven Ellis MD	2.38%	$238,095.24
Delbert C. Rudy MD	2.38%	$238,095.24
Diane C. West MD	2.38%	$238,095.24
Edward Paul Kaplan MD	2.38%	$238,095.24
Frank H. Moore III MD	2.38%	$238,095.24
Gordon Stewart Brody MD	2.38%	$238,095.24
Harrison Mitchell Abrahams MD	2.06%	$206,350.00
Howard Patterson Hezmall MD, FACS	2.38%	$238,095.24
Ira N. Hollander MD	2.38%	$238,095.24
James C. Vestal MD	2.38%	$238,095.24
James Daniel Johnson MD	2.38%	$238,095.24
James G. Saalfield MD	2.38%	$238,095.24
Jeff L. Pugach MD	2.38%	$238,095.24
Jeffrey Charles Applewhite MD	2.38%	$238,095.24
John M. House MD	2.38%	$238,095.24
John W. Jaderlund MD	2.38%	$238,095.24
Justin T. Lee MD	2.38%	$238,095.24
Keith A. Waguespack MD	1.75%	$174,602.38
Kenneth I. Licker MD	2.38%	$238,095.24
Kevin D. Diamond MD	2.06%	$206,350.00
Kirk J. Pinto MD	2.38%	$238,095.24
Lawrence J. Alter MD	2.38%	$238,095.24
Marie-Blanche N. Tchetgen MD	2.38%	$238,095.24
Mark A. McCurdy MD	2.38%	$238,095.24
Mark A. Norris MD	2.38%	$238,095.24
Michael B. Gruber MD	2.38%	$238,095.24
Michael Patrick Collini MD	2.38%	$238,095.24
Patrick R. Frey MD, FACS	2.38%	$238,095.24
Paul C. Chan MD	2.38%	$238,095.24

Richard R. Scriven MD	2.38%	$238,095.24
Robert A. Dowling MD	2.38%	$238,095.24
Scott A. Thurman MD	1.75%	$174,602.38
Sherry Alexis Gordon	1.43%	$142,857.14
Thomas C. Truelson MD	2.38%	$238,095.24
Tracy L. Cannon Smith	1.43%	$142,857.14
Vernon Gary Price MD	2.38%	$238,095.24
Wade L. Lowry MD	2.38%	$238,095.24
Weber W. Chuang MD	1.75%	$174,602.38

*	LIMITS:

The liability of the Guarantors under the Guaranties shall only be triggered if there is an Event of Default, which is not cured on or before the end of any notice, cure, or grace period required under the Loan Agreement. Once triggered, the liability of each of the Guarantors shall be limited to the Liability Amount stated above, plus all attorneys fees and collection costs for enforcement of the Guaranty against the respective Guarantor; and the Guaranties shall remain valid and subsisting, even if the Event of Default is later cured, until otherwise agreed in writing by Lender.